FORM OF

AMENDMENT NUMBER 3

TO THE

SUB-ADVISORY AGREEMENT

This Amendment Number 3 (the “Amendment”) amends that certain SUB-ADVISORY AGREEMENT, dated August 2, 2017 (the “Agreement”) by and between Hartford Funds Management Company, LLC (the “Adviser”) and Wellington Management Company LLP (the “Sub-Adviser”), and is effective as of [April 23, 2024] (the “Effective Date”).

WHEREAS, the Adviser has appointed, and the Board of Directors (the “Board”) of Hartford Series Fund, Inc. (the “Company”) has approved the Sub-Adviser to serve as the sub-adviser of the series of the Company listed on Schedule A to the Agreement (collectively, the “Funds”); and

WHEREAS, the Adviser and the Sub-Adviser desire to amend and restate Schedules A and B to reflect changes to the Funds listed in each schedule; as previously approved by the Board;

NOW, THEREFORE, the parties to the Agreement hereby agree as follows:

1.	Pursuant to Section 15 of the Agreement, Schedules A and B are deleted in their entirety and replaced with the attached Amended and Restated Schedules A and B to the Agreement.

2.	The changes to the Agreement reflected in this Amendment shall become effective as of the respective Effective Date reflected in this Amendment.

3.

Except as amended by this Amendment and any previous amendment, the terms of the Agreement remain unchanged and may be further modified only by mutual written agreement of the parties and the approval of the Board.

4.	This Amendment may be executed by the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

[signatures follow on next page]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

HARTFORD FUNDS MANAGEMENT COMPANY, LLC

By:

Name: Vernon J. Meyer
Title: Chief Investment Officer

WELLINGTON MANAGEMENT COMPANY LLP

By:

Name:
Title:

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Amended and Restated Schedule A

List of Funds

This Amended and Restated Schedule A to that certain Sub-Advisory Agreement by and between Hartford Funds Management Company, LLC and Wellington Management Company LLP, dated August 2, 2017, is effective as of [April 23, 2024].

HARTFORD SERIES FUND, INC.

ON BEHALF OF:

Hartford Balanced HLS Fund

Hartford Capital Appreciation HLS Fund

Hartford Disciplined Equity HLS Fund

Hartford Dividend and Growth HLS Fund

Hartford Healthcare HLS Fund

Hartford International Opportunities HLS Fund

Hartford MidCap HLS Fund

Hartford Small Cap Growth HLS Fund

Hartford Small Company HLS Fund

Hartford Stock HLS Fund

Hartford Total Return Bond HLS Fund

Hartford Ultrashort Bond HLS Fund

Amended and Restated Schedule B

Fees Paid to the Sub-Adviser

This Amended and Restated Schedule B to that certain Sub-Advisory Agreement by and between Hartford Funds Management Company, LLC and Wellington Management Company LLP, dated August 2, 2017, is effective as of [April 23, 2024].

[REDACTED]

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